                                                                  EXHIBIT 3(a)

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/30/1996
                                                           960388624 - 0613412

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                         AVCO FINANCIAL SERVICES, INC.

Pursuant to Section 242 of the Delaware Corporation Law

It is hereby certified that:

        1. The name of the corporation (hereinafter called the "corporation") is Avco Financial Services, Inc.

        2. The certificate of incorporation of the corporation is hereby amended by amending FOURTH to read as follows:

        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Five hundred thousand (500,000). All said shares shall be of a class designated as Common Stock with a par value of One Dollar ($1) each. The holders of the Common Stock shall possess full voting power for the election of directors and all other purposes, and shall, subject to the provisions of the laws of the State of Delaware relating to the fixing of the record date, be entitled to one (1) vote for each share held by them, respectively, for all purposes.

Signed and attested to on December 27, 1996.

                                                    /s/ HERBERT F. SMITH
                                                  ------------------------
                                                     Herbert F. Smith,
                                                  Executive Vice President

Attest:


        /s/ LAILA B. SOARES
------------------------------------
Laila B. Soares, Assistant Secretary

STATE OF CALIFORNIA

COUNTY OF ORANGE

        BE IT REMEMBERED that on December 27, 1996, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Herbert
F. Smith, Executive Vice President of Avco Financial Services, Inc. who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

GIVEN under my hand on December 27, 1996.


          [illegible]
------------------------------------
         Notary Public


[seal]

                                     [LOGO]


                                     STATE
                                       OF
                                    DELAWARE

                          Office of SECRETARY OF STATE

        I, Robert H. Reed, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing corresponds with and includes all the provisions of the Certificate of Incorporation of the "AVCO FINANCIAL SERVICES, INC.", as received and filed in this office the seventeenth day of July, A.D. 1964, at 10 o'clock A.M. as amended and in effect August 13, 1975.



                In Testimony Whereof, I have hereunto set my hand and official seal at Dover this thirteenth day of August in the year of our Lord one thousand nine hundred and seventy-five.



                                        /s/  ROBERT H. REED
                           ----------------------------------------------------
                           Robert H. Reed          Secretary of State

          [LOGO]

                                        /s/  GROVER A. BIDDLE
                           ----------------------------------------------------
                           Grover A. Biddle        Assistant Secretary of State


FORM 122

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------



        I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "AVCO DELTA FINANCIAL CORPORATION" FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JULY, A.D. 1964, AT 10 O'CLOCK A.M.


                          *  *  *  *  *  *  *  *  *  *


                                        /s/  MICHAEL RATCHFORD
                                        -------------------------------------
                     [LOGO]             Michael Ratchford, Secretary of State

                                        AUTHENTICATION: *3693515

923455205                                         DATE: 12/10/1992

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AVCO DELTA FINANCIAL CORPORATION

        WE, THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do hereby certify as follows:

        FIRST.  The name of the corporation is

                       AVCO DELTA FINANCIAL CORPORATION.

        SECOND. The corporation's principal office in the State of Delaware is located at 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, 100 West Tenth Street, Wilmington 99, Delaware.

        THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on by the corporation are:

        To purchase or otherwise acquire, hold, deal in and with, discount, collect, realize on, negotiate, pledge, charge, hypothecate, sell, transfer or otherwise dispose of, and turn to account and lend money on the security of, conditional sale agreements, promissory notes, lien notes, chattel mortgages, trade paper, bills of lading, warehouse receipts, bills of exchange, choses in action and other securities.

        To guarantee, with or without security, the performance of any contracts, obligations or undertakings of any other person, firm, association or corporation, including the payment of dividends or interest on and principal and premium, if any, of shares of capital stock, bonds, debentures, debenture stock and other securities, notes, obligations and liabilities of such person, firm, association or corporation, and to accept as security for any loans and guarantees made or given by the corporation any security that may be offered by any person, firm, association or corporation, including shares of capital stock, bonds, debentures, debenture stock and other securities, and mortgages, pledges, liens and other charges of or upon the property of of such person, firm, association or corporation.

        To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and with goods, wares and merchandise and personal property of every class and description.

        To acquire, and pay for in cash, stock or bonds of the corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole, or any part of the obligations or liabilities, of any person, firm, association or corporation.

        To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of the corporation.

        To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

        To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

        To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

        To loan to any person, firm or corporation any of the surplus funds of the corporation, either with or without security.

        To purchase, hold, sell and transfer shares of its own capital stock; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock where such use would be otherwise prohibited by law, and provided, further, that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

        To have one or more offices, to carry on all or any of its operations and business and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

        In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

        The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

        FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one thousand

(1,000) and all of such shares shall be without par value. All such shares are of one class, and the holders thereof shall have no pre-emptive rights of subscription in the event the corporation issues additional equity shares.

        FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000).

        SIXTH. The names and places of residence of the incorporators are as follows:

    NAMES                       RESIDENCES
    -----                       ----------

S. H. Livesay               Wilmington, Delaware
J. F. Cook                  Wilmington, Delaware
A. D. Grier                 Wilmington, Delaware

        SEVENTH.  The corporation is to have perpetual existence.

        EIGHTH.   The private property of the stockholders of the corporation shall not be subject to the payment of corporate debts to any extent whatever.

        NINTH.    In furtherance and not in limitation of the powers conferred by law, the board of directors of the corporation is expressly authorized:

        To make, alter or repeal the by-laws of the corporation.

        To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which committees, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

        When and as authorized by the affirmative vote of the holders of a majority of each class of stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of each class of voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

        TENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        ELEVENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any applicable provision of law) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

        TWELFTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, by the affirmative vote of the holders of at least a majority of each class of stock issued and outstanding in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, we, the undersigned, being all of the incorporators hereinabove named, have hereunto set our hands and seals this 17th day of July,
A. D. 1964.

                                                /s/ S. H. Livesay         (L.S.)
                                                --------------------------------

                                                /s/ J. F. Cook            (L.S.)
                                                --------------------------------

                                                /s/ A. D. Grier           (L.S.)
                                                --------------------------------

STATE OF DELAWARE     )
                      ) SS.
                      )
COUNTY OF NEW CASTLE  )



        BE IT REMEMBERED that on this 17th day of July, A.D. 1964, personally came before me, a Notary Public in and for the State of Delaware, S. H. Livesay, J. F. Cook, and A. D. Grier all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and they did severally acknowledge the said certificate to be the act and deed of the signers, respectively, and that the facts therein stated are truly set forth.

        GIVEN under my hand and seal of office the day and year aforesaid.



                                   /s/ [ILLEGIBLE]
                                -------------------------
                                       Notary Public



                                                 [NOTARY PUBLIC SEAL]

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE



        I MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT BEFORE PAYMENT FOR STOCK OF "AVCO DELTA FINANCIAL CORPORATION" FILED IN THIS OFFICE ON THE TWENTIETH DAY OF AUGUST, A.D. 1964, AT 2:30 O'CLOCK P.M.

                              * * * * * * * * * *



                                                 /s/ MICHAEL RATCHFORD
                                        --------------------------------------
                                        Michael Ratchford, Secretary of State
               [SECRETARY OF STATE
                     SEAL]                    AUTHENTICATION:   *3693514
                                                        DATE:    12/10/1992



923455205

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                           BEFORE PAYMENT OF CAPITAL

                                       OF

                        AVCO DELTA FINANCIAL CORPORATION

                                    * * * *

        We, the undersigned, being all of the incorporators of AVCO DELTA FINANCIAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

        FIRST: That the first Article of the certificate of incorporation be and it hereby is amended to read as follows:

        FIRST.  The name of the corporation is

                             AVCO DELTA CORPORATION

        SECOND:  That no part of the capital of said corporation has been paid.

        IN WITNESS WHEREOF, we have signed this certificate this 17th day of August, 1964.


                                         /s/ S. H. Livesay
                                        ------------------------------
                                        S. H. Livesay

                                         /s/ J. F. COOK
                                        ------------------------------
                                        J. F. Cook

                                         /s/ A. D. GRIER
                                        ------------------------------
                                        A. D. Grier

STATE OF DELAWARE       )
                        )  SS:
COUNTY OF NEW CASTLE    )


        BE IT REMEMBERED that on this 17th day of August, 1964, personally came before me, a Notary Public for the State of Delaware, S. H. LIVESAY, J.F. COOK and A. D. GRIER, all of the incorporators of the foregoing corporation, known to me personally to be such and severally acknowledged the said amended certificate to be the act and deed of the signers respectively, and that the facts therein stated are truly set forth.

        GIVEN under my hand and seal of office the day and year aforesaid.


                                                   /s/ [ILLEGIBLE]
                                           ------------------------------
                                                     Notary Public



                                                                  [SEAL]

                               STATE OF DELAWARE
                                                                        PAGE 1
                        OFFICE OF THE SECRETARY OF STATE
                        ________________________________




        I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AVCO DELTA CORPORATION" FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF APRIL, A.D. 1971, AT 1 O'CLOCK P.M.

                              * * * * * * * * * *








                                             /s/ MICHAEL RATCHFORD
                            [SEAL]     ----------------------------------------
                                        Michael Ratchford, Secretary of State

                                       AUTHENTICATION: *3693513

923455205                                        DATE: 12/10/1992

                            CERTIFICATE OF AMENDMENT

                                     of the

                          CERTIFICATE OF INCORPORATION

                                       of

                             AVCO DELTA CORPORATION



        AVCO DELTA CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        A. An amendment to the Certificate of Incorporation of the Corporation has, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, been duly proposed and declared to be advisable by the Board of Directors of the Corporation in a duly adopted resolution of said Board setting forth the amendment proposed and the stockholders of the Corporation entitled to vote in respect thereof have given their unanimous written consent to said amendment in accordance with the provisions of Section 228 of said General Corporation Law, amending the Certificate of Incorporation of the Corporation in its entirety so that said Certificate as so amended shall read as follows:

        FIRST: The name of the corporation (hereinafter referred to as the Corporation) is

                             AVCO DELTA CORPORATION

        SECOND: The Corporation's registered office in the State of Delaware is located at 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent at such address is The Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware.

        THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on by the Corporation are:

        (a) To engage in the business of loaning money with or without security and in any amount deemed advisable, for the purpose of earning interest on said loans, or otherwise, and to engage in the business of negotiating, guaranteeing, or endorsing loans in any amount with or without security for the purpose of charging fees therefor, or otherwise.

        (b) To engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One million five hundred thousand (1,500,000). Of said shares, Five hundred thousand (500,000) shall be of a class designated as Preferred Stock without par value and One million (1,000,000) shares shall be of a class designated as Common Stock with a par value of One Dollar ($1) each.

        The description of the Preferred Stock and Common Stock, and the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof are as hereinafter in this Article FOURTH set forth:

                       DIVISION A -- THE PREFERRED STOCK

        1. Series and Variations Between Series: The Preferred Stock may be issued from time to time in series as may from time to time be determined by resolution or resolutions of the Board of Directors of this Corporation and the Board of Directors is hereby expressly vested with authority to provide by resolution or resolutions for the issue of the Preferred Stock in series with variations between series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be stated and expressed in such resolution or resolutions, including (but without limitation) one or more of the following particulars:

        (a) The designation of such series, which may be distinguishing number, letter or title:

        (b) The rate (to be expressed in terms of dollars) at which dividends are to be payable and to accrue in respect of the shares of such series, hereinafter referred to as the "fixed dividend rate";

        (c) The amount (to be expressed in terms of dollars) payable in respect of the shares of such series, in addition to dividends accrued or in arrears, upon a voluntary liquidation, dissolution, winding up or reduction of capital of this Corporation, which amount in respect of any series may, but need not, vary according to the time or circumstances of such action, the amount or amounts so fixed as of any given time or for any given period being hereinafter sometimes referred to as the "fixed voluntary liquidation amount";

        (d) The amount (to be expressed in terms of dollars) payable in respect of the shares of such series, in addition to dividends accrued or in arrears, upon an involuntary liquidation, dissolution, winding up or reduction of capital of this Corporation, the amount so fixed being hereinafter sometimes referred to as the "fixed involuntary liquidation amount";

        (e) The amount, if any (to be expressed in terms of dollars), payable in respect of the shares of such series, in addition to dividends accrued or in arrears, in case of the redemption thereof, which amount in respect of any series may, but need not, vary according to the time or circumstances of such action, the amount or amounts so fixed as of any given time or for any given period being hereinafter sometimes referred to as the "fixed voluntary redemption price";

        (f) The right, if any, of the holders of shares of such series to convert the same into or exchange the same for shares of Common Stock of the Corporation, and the terms and conditions of such conversion or exchange;

        (g) The provisions, if any, for a sinking or purchase fund (including any fund or requirement for the periodic retirement of shares) with respect to the shares of such series;

Provided, however, that such variations shall not be inconsistent with the provisions of this Article FOURTH applicable to all series of the Preferred Stock or with the laws of Delaware.

        If and whenever from time to time the Board of Directors shall determine to issue Preferred Stock of any series, it shall, prior to the issuance of any shares of each such series, by resolution or resolutions fix the terms of such series and shall cause the same to be set forth or summarized in the certificates therefor and to be set forth in such additional certificate or certificates, if any, as shall at the time be required by law.

        2. Dividends: The holders of the Preferred Stock of each series shall be entitled to receive, out of any funds of the Corporation lawfully available for dividends under the laws of the State of Delaware, if, when, and as declared by the Board of Directors in its discretion, preferential cumulative dividends in cash at the fixed dividend rate for such series and no more, payable quarterly as herinafter provided, before any dividends shall be declared or paid upon, or set apart for, or other distribution shall be ordered or made in respect of the Common Stock. Such dividends on the Preferred Stock shall be payable on the tenth day of January, April, July and October in each year (the periods between such dates, commencing on such dates, being hereby designated as "dividend periods"). Dividends on all shares of each series shall be cumulative from the first day of the dividend period in which the first shares of such series shall have been originally issued, so that, if full cumulative dividends on all the outstanding Preferred Stock at the rate or rates aforesaid for all past dividend periods and also full cumulative dividends on such stock for the then current dividend period shall not have been paid thereon or declared and a sum sufficient for the payment thereof set apart, the amount of the deficiency (but without interest thereon) shall be fully paid or dividends upon the Preferred Stock in such amount shall be declared and a sum sufficient for the payment thereof set apart before any dividends shall be declared or paid upon, or set apart for, or any other distribution shall be ordered or made in respect of the Common Stock and before any sums shall be paid or set apart for the redemption of less than all of the Preferred Stock then outstanding or for the purchase or retirement of any of the Preferred Stock or the Common Stock. In the event of the issue of additional shares of the Preferred Stock of any series subsequent to the date of the issue of the first shares of such series, all dividends paid on the Preferred Stock of such series prior to the issue of such additional shares and all dividends payable to the holders of record of Preferred Stock of such series of a date prior to such issue shall be deemed to have been paid in respect of the additional shares so issued. Any dividends paid upon the Preferred Stock in an amount less than full cumulative dividends accrued or in arrears upon all Preferred Stock outstanding shall, if more than one series be outstanding, be divided between the different series in proportion to the aggregate amounts which would be distributable to the Preferred Stock of each series if full cumulative dividends were declared and paid thereon.

        3. Liquidation Rights and Preferences: In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital resulting in any distribution of its assets to its stockholders, the holders of each series of Preferred Stock shall be entitled to receive, for each share thereof, out of the assets of the Corporation whether from capital, surplus or earnings, available for distribution to its stockholders an amount equal to the fixed involuntary liquidation amount applicable to each share of such series if such liquidation, dissolution, winding up or reduction of capital shall have been involuntary, and equal to the then current fixed voluntary liquidation amount applicable to each share of such series if such liquida-tion, dissolution, winding up or reduction of capital shall have been voluntary, together in each case with an amount equal to all dividends accrued or in arrears thereon, whether or not earned, before any distribution of assets of the Corporation shall be made to the holders of the Common Stock; but the holders of the Preferred Stock shall be entitled to no further participation in such distribution. If, upon any such liquidation, dissolution, winding up or reduction of capital, the assets of the Corporation, distributable as aforesaid among the holders of the Preferred Stock, shall be insufficient to permit of the payment to them of the full preferential amounts aforesaid, then the entire assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amounts to which they are respectively entitled. As used herein, the expression "dividends accrued or in arrears" means, in respect of each share of the Preferred Stock, an amount equal to the fixed dividend rate per annum for such share (without interest thereon), from the date from which cumulative dividends commenced to accrue in respect to such share to the date as of which the computation is to be made, less the aggregate amount (without interest) of all dividends theretofore paid (or deemed to have been paid) thereon, or declared and set aside for payment in respect thereof. A consolidation or merger of the Corporation with any other corporation or corporations shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Paragraph 3, unless such consolidation or merger shall substantially impair the rights and preferences of the Preferred Stock in which event it shall be considered as a voluntary liquidation; nor shall any purchase or redemption of Preferred Stock or the purchase of Common Stock in any manner herein authorized or permitted be considered as a reduction of capital within the meaning of this Paragraph 3.

        4. Redemption and Purchase of Preferred Stock: The Corporation may, at its option, expressed by resolution of its Board of Directors, or for the purposes of the sinking or purchase fund for any series, at any time or from time to time redeem the whole or any part of the Preferred Stock, or the whole or any part of any series thereof, at a price for each share so to be redeemed equal to the sum of the then current fixed voluntary redemption price applicable to such share if such redemption be voluntary at the option of the Corporation, or, in the case of any redemption for the purposes of any sinking or purchase fund, at the then applicable sinking or purchase fund redemp-tion price as provided in the resolution or resolutions of the Board of Directors providing for a sinking or purchase fund for such series of the Preferred Stock, plus, in any case, all dividends accrued or in arrears thereon, whether or not earned. Notice of the intention of the Corporation to redeem shares of the Preferred Stock and of the date and place of redemption shall be given by the Corporation by mailing a copy of such notice at least forty-five (45) days prior to the date fixed for such redemption to the holders of record of the Preferred Stock to be redeemed at their respective addresses appearing on the books of the Corporation. If less than all shares of any series of the Preferred Stock is to be redeemed as herein provided, the redemption shall be made in such amount, at such place, by such method, either by lot or pro rata, and subject to such provisions of convenience as shall, from time to time, be provided by the By-laws of the Corporation or be determined by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in providing moneys at the time and place specified for the payment of the redemption price pursuant to said notice, all dividends on the shares of Preferred Stock thereby called for redemption shall cease to accrue; and, from and after the date so fixed (unless default be made as aforesaid) or from and after the date of the earlier deposit by the Corporation in a special account with a solvent bank or trust company of funds sufficient for such redemption (a statement of the intention so to deposit having been included in said notice), all rights of the holders of said shares of Preferred Stock so called for redemption as stockholders of the Corporation, except only
(a) the right to receive the redemption price, or (b) if such shares shall be convertible into Common Stock, the right to convert such shares into shares of Common Stock prior to the close of business on the date fixed for such redemption, shall cease and determine, and such shares shall be deemed no longer to be outstanding. Any moneys so deposited for the purpose of said redemption and not required therefor because of the conversion of the shares of Preferred Stock for the redemption of which said moneys were deposited, shall forthwith, upon demand by the Corporation after the redemption date, be paid by the depositary to the Corporation, and any other moneys deposited for such redemption which shall remain unclaimed by the holders of such Preferred Stock at the end of six (6) years after the redemption date, shall, at the conclusion of such six-year period, be paid by the depositary to the

Corporation, in either case together with any interest thereon that shall have been allowed by the bank or trust company with which the deposit shall have been made. No redemption of Preferred Stock, as herein provided, shall be made or ordered unless full cumulative dividends at the applicable fixed dividend rate or rates hereinabove specified, upon all Preferred Stock then outstanding which is not to be redeemed from the date upon which dividends thereon became cumulative to the end of the then current dividend period shall have been paid (or deemed to have been paid) or declared and a sum sufficient for the payment thereof set apart.

        So long as (a) all cumulative dividends on the Preferred Stock are paid or declared and set apart for payment for all past dividend periods, and the dividend is either paid or declared and set apart for payment for the current dividend period, (b) all funds at the time required to be paid or set apart for the sinking or purchase funds, if any, provided by resolution or resolutions of the Board of Directors for any series of Preferred Stock have been paid or set apart, and (c) the Corporation shall not be otherwise in default as provided in this Article Fourth, then, and in such events, the Corporation shall have the right at any time, or from time to time, to purchase out of funds legally available for such purpose, Preferred Stock, either at public or private sale, at not exceeding the then current fixed voluntary redemption price applicable to such shares, plus accrued dividends and plus an amount equal to the usual and customary brokerage commissions payable in connection with the purchase thereof: provided, however, that the foregoing restrictions shall not be applicable to prevent the Corporation from utilizing any funds then set apart for any sinking or purchase fund for the purchase of Preferred Stock; and provided, further, that, so long as any shares of Preferred Stock remain outstanding, the Corporation shall not purchase or retire any shares of Common Stock or any shares of any class of stock, whether now or hereafter authorized, ranking in payment of dividends or distribution of assets subordinate to the Preferred Stock unless required by law in connection with corporate action, except as authorized or permitted by the provisions of Paragraph 1 of Division B hereof.

        Shares of Preferred Stock redeemed or purchased, or otherwise acquired by the Corporation, may be cancelled and retired or shall retain the status of authorized shares.

        5. Voting Rights and Restrictions on Certain Corporate Action: Except as hereinafter in this Paragraph 5 expressly provided, the holders of the Preferred Stock shall, together with the holders of the Common Stock (neither class voting as a class), possess full voting rights for the election of directors and for all other purposes, and for such purposes the holders of the Preferred Stock shall, subject to the provisions of the By-laws of the Corporation and of the statutes of the State of Delaware relating to the fixing of the record date, be entitled to one vote for each share held by them respectively.

        Anything hereinbefore to the contrary notwithstanding, in case at any time the Corporation shall fail to declare and pay or declare and set apart for payment in full any quarter yearly dividend on any shares of Preferred Stock and shall not, on or before the fourth succeeding quarter yearly dividend payment date, have paid or declared and set apart for payment in full such dividend, and also all subsequently accruing dividends on all the outstanding Preferred Stock, then the holders of the Preferred Stock shall, thereupon, have the right, voting as one class to the exclusion of the holders of the Common Stock, by plurality vote, to elect such number of directors of the Corporation as shall constitute one-third of the entire number of directors the Corporation is then authorized to have (any fraction less than one-half to be disregarded and any fraction of one-half or more to be considered as one), and such right shall continue (and may be exercised at any annual or other meeting of stockholders for the election of Directors) until all accrued dividends on the Preferred Stock shall have been paid or declared and set apart for payment; and, during the continuance of such right of the Preferred stockholders, the holders of the Common Stock, voting as another class to the exclusion of the Preferred stockholders, shall have the right, by plurality vote, to elect the remaining members of the Board of Directors. The term of office of all persons who may be Directors of the Corporation at any time when such rights shall accrue to the holders of the Preferred Stock shall terminate upon the election (followed by qualification) of their successors at a special meeting of the stockholders of the Corporation which shall be held, at any time after the accrual of such right, upon the notice provided in the By-laws of the Corporation for the annual meeting of the stockholders, at the request in writing of the holders of record of at least five per cent. (5%) of the number of shares of Preferred Stock then outstanding. In default of the calling of said meeting by a proper officer of the Corporation, within thirty (30) days after the making of such request, such meeting may be called on like notice by the holders of record of at least five per cent. (5%) of the Preferred Stock, for which pur-pose such Preferred stockholders shall have the right to have access to the stock books of the Corporation. If such special meeting be not called prior to the next annual meeting, the Preferred stockholders, voting as one class to the exclusion of the holders of the Common Stock shall be entitled to elect at such annual meeting a number of the Directors of the Corporation as above provided, and the Common stockholders, as a second class, shall be entitled to elect the remaining Directors at such annual meeting unless previous thereto all such dividend defaults shall have been cured. Upon the termination at any time of such right of the Preferred stockholders to elect Directors, the term of office of all Directors then in office shall end upon the election (followed by qualification) of their successors by the Preferred stockholders and the Common stockholders, voting together but not by classes, which election may be held on like notice at a special meeting of the stockholders called at the request in writing of the holders of record of at least five per cent. (5%) of the number of shares of the Corporation then outstanding or, if such special meeting is not called prior to the next annual meeting, at such next annual meeting; and such special meeting may be called by the holders of record of at least five per cent. (5%) of the outstanding shares, if not called promptly by a proper officer of the Corporation upon such request, for which purpose such holders shall have access to the stock books of the Corporation.

        In addition to any other approvals or consents herein required, or required by the laws of the State of Delaware, the Corporation shall not without the consent of the holders of record of at least two-thirds of the shares of Preferred Stock of the Corporation at the time outstanding, given either by their affirmative vote as a separate class at a meeting called for that purpose or in writing without a meeting,

        (a) authorize any stock or class of stock or obligation or security convertible into stock having priority or preference over, or ranking on a parity with the Preferred Stock as to dividends or assets, or authorize any additional Preferred Stock; or

        (b) amend the provisions hereof or of any resolution or resolutions adopted by the Board of Directors pursuant to the provisions of Paragraph 1 of this Division A so as to affect adversely any of the preferences or other rights given to the Preferred Stock; provided, however, that if any such amendment would affect adversely one or more, but not all series of Preferred Stock at the time outstanding, the consent of the holders of record of at least two-thirds of the shares of each such series so affected, similarly given, each voting as a separate series, shall be required in lieu of the consent of the holders of record of two-thirds of the shares of Preferred Stock voting as a class; or

        (c) issue any shares of Preferred Stock, provided that no such consent for the issue of shares of the Preferred Stock either of any outstanding series or of any new series shall be required if, (i) prior to the issue thereof and prior to the adoption of the resolution of the Board of Directors authorizing each such additional issue of Preferred Stock, the President or Treasurer of the Corporation shall have certified to said Board, and each such resolution shall declare it to be the opinion of the Board of Directors, that the consolidated net earnings of the Corporation (as hereinafter defined) for a period of twelve (12) consecutive calendar months out of the fifteen (15) consecutive calendar months immediately preceding the month in which the issuance of additional shares of Preferred Stock is authorized, shall have been equal to at least three (3) times the annual dividend requirements on all shares of Preferred Stock then outstanding, and on any shares of any class of stock having preference or priority over or ranking on a parity with the Preferred Stock as to dividends and/or assets, and on the shares of Preferred Stock proposed to be issued; (ii) immediately after the issue thereof the net worth of the Corporation (as hereinafter defined) shall be in excess of 200% of the fixed involuntary liquidating amount of each share of Preferred Stock then outstanding and of each share of any class of stock having preference or priority over or ranking on a parity with the Preferred Stock as to dividends or assets and of each share of Preferred Stock proposed to be issued; (iii) immediately after the issue thereof the consolidated net current assets of the Corporation (as hereinafter defined) shall be in excess of 150% of the fixed involuntary liquidating amount of each share of Preferred Stock then outstanding and of each share of any class of stock having preference or priority over or ranking on a parity with the Preferred Stock as to dividends or assets and of each share of Preferred Stock proposed to be issued; and (iv) full cumulative dividends for all past dividend periods and the then current dividend period on the Preferred Stock shall have been paid or declared and set apart for payment; or

        (d) merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or substantially all of its assets if such transaction would affect adversely any of the preferences or other rights of the Preferred Stock or the holders thereof, except that the Corporation may merge or consolidate, or sell or dispose of all or substantially all of its assets, provided that (i) the Corporation shall be the continuing or surviving corporation or the successor or acquiring corporation shall be organized under the laws of any state of the United States of America, and (ii) the Corporation as the continuing or surviving corporation or the successor or acquiring corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or other disposition, be in default under any of the provisions of this Paragraph 5; and (iii) the surviving corporation, in the event of a consolidation or merger, will be a corporation primarily engaged in the finance business.

        Provided, however, that the exercise by the holders of the Preferred Stock of their right to vote, as a class, upon any of the matters set forth in subparagraphs (a) through (d) above shall not limit their general rights to vote upon such matters, or any of them, together with the holders of the Common Stock, neither class voting as a class.

        The term "consolidated net earnings of the Corporation", as used herein and in Paragraph 1 of Division B hereof, means the net income of the Corporation and its finance and insurance subsidiaries available for dividends for the period in question, calculated to a date not earlier than the last day of the fourth calendar month preceding the month in which the contemplated action requiring the computation of consolidated net earnings is to be authorized, as shown by a consolidated income statement prepared in accordance with generally accepted accounting principles, duly certified or verified by the President or the Treasurer of the Corporation or by the principal accounting officer of the Corporation or by a firm of independent certified public accountants (who may be the regular accountants of the Corporation) approved by the Board of Directors of the Corporation, and said Board shall be fully ????????? in relying in good faith thereon: provided, however, that, for the purposes of this Paragraph 5 only, each computation of consolidated net earnings may include, in the discretion of the Corporation, the ??????? of operations of ????? or insurance subsidiaries for the period in question applicable to stock of such subsidiaries about to be acquired and which are to be owned by the Corporation at the time of the taking, or as a ??????? of the proposed action in connection with which consolidated not earnings are to be ascertained: and provided, further, that, for the purposes of this Paragraph 5 only, the Corporation shall be entitled to (but need not) include in the total gross income and the total operating expenses of itself or its finance or insurance subsidiaries the results of the operation of any finance or insurance business previously operated by others, notwithstanding that such finance or insur-ance business shall have been or is about to be acquired by it or a finance or insurance subsidiary during or subsequent to the period for which consolidated net earnings are being computed, if such property is about to be acquired and is to be owned by the Corporation or a finance or insurance subsidiary at the time of the taking, or as a result, of the proposed action in connection with which consolidated net earnings of the Corporation are to be ascertained, but in any such event the results of such operation for the whole of such period shall be included as nearly as may be possible in the same manner as if such business had been operated during such period by the Corporation or such subsidiary.

        The term "net worth of the Corporation", as used herein and in Paragraph 1 of Division B hereof, means the aggregate of the consolidated assets of the Corporation and its finance and insurance subsidiaries, exclusive of deferred charges (other than prepaid interest and taxes) and intangibles, including, but not in limitation, good will, trade marks, trade names, patents and all other intangibles, of the Corporation and its subsidiaries, less the aggregate of its and their consolidated liabilities, excluding capital and surplus, all computed in accordance with generally accepted accounting principles as of a date not earlier than the last day of the fourth calendar month preceding the month in which the contemplated action requiring the computation of the net worth of the corporation is to be authorized.

        The term "consolidated net current assets of the Corporation", as used herein and in Paragraph 1 of Division B hereof, means the net current assets of the Corporation and its finance and insurance subsidiaries as of a date not earlier than the last day of the fourth calendar month preceding the month in which the contemplated action requiring the computation of consolidated net current assets is to be authorized, as determined in accordance with generally accepted accounting principles by deducting from the value of the cash, notes and accounts receivable (less reserves), and marketable securities (taken at cost or market value, whichever is less), all liabilities of the Corporation and its subsidiaries other than capital and surplus.

        The term "subsidiary or subsidiaries", as used herein and in Paragraph 1 of Division B hereof, means any corporation of which the Corporation owns, either directly or indirectly through one or more subsidiaries, more than 50% of the stock having ordinary voting power for the election of directors; the term "finance subsidiary" shall mean any subsidiary substantially nil of the business of which shall be the acquisition and holding of notes, receivables and other obligations; and the term "insurance subsidiary" shall mean any subsidiary substantially all of the business of which shall be the insuring or reinsuring of life insurance risks, accident and health risks, and multiple line risks, and of acting as agent for the procuring of any such insurance business.

                           Division B -- Common Stock

        1. Dividend Rights: After full cumulative dividends for all past dividend periods and the then current dividend period on the Preferred Stock shall have been paid or declared and set apart for payment in accordance with Paragraph 2 of Division A above, and after all funds at the time required to be paid or set apart to provide for any purchase or sinking fund or funds which may be prescribed pursuant to subparagraph (g) of Paragraph 1 of Division A above by resolution or resolutions of the Board of Directors with respect to any series of Preferred Stock have been so paid or set apart, dividends may be paid out of any funds lawfully available therefor upon the Common Stock and upon any class of stock ranking as to dividends or assets subordinate to the Preferred Stock if, when and as declared by the Board of Directors in its discretion, and shares of any outstanding class of stock of the Corporation ranking as to dividends or assets subordinate to the Preferred Stock may be purchased, acquired, redeemed or retired by the Corporation; provided that, so long as any shares of Preferred Stock are outstanding, no dividends (other than a dividend payable in stock of any class ranking as to dividends and assets subordinate to the Preferred Stock) shall be paid on any stock other than the Preferred Stock and no expenditure on account of the purchase, acquisition, redemption or other retirement (except in exchange for other shares of stock, by conversion or otherwise, of the Corporation or from the proceeds of the issue and sale of shares of any class of stock ranking as to dividends and assets subordinate to the Preferred Stock) of any outstanding stock of the Corporation, other than the Preferred Stock, shall be made

        (a) if the aggregate amount of payments for all dividends on and expenditures for the purchase, acquisition, redemption, or retirement of any class of stock ranking subordinate to the Preferred Stock as to dividends or assets (including the payment or expenditure then to be made but excluding dividends paid in stock ranking subordinate to the Preferred Stock in both the foregoing respects and after deducting from such expenditures any amounts received by the Corporation from the issue and sale of any class of stock ranking subordinate to the Preferred Stock as to dividends and assets) made subsequent to November 30, 1964, shall exceed the consolidated net earnings of the Corporation from and after November 30, 1964, after deducting therefrom all dividends on the Preferred Stock and all dividends on any class of stock having preference or priority over or ranking on a parity with the Preferred Stock either as to dividends or assets.

        (b) if the payment of such dividend or the making of such expenditures shall or would thereby decrease the consolidated net current assets of the Corporation below an amount equal to 150% of the fixed involuntary liquidating amount of each share of Preferred Stock then outstanding and of each share of any class of stock having preference or priority or ranking on a parity with Preferred Stock as to dividends and assets and then outstanding;

        (c) if the payment of such dividend or the making of such expenditures shall or would thereby decrease the net worth of the Corporation below an amount equal to 200% of the fixed involuntary liquidating amount of each share of Preferred Stock then outstanding and of each share of any class of stock having preference or priority over or ranking on a parity with Preferred Stock as to dividends and assets and then outstanding; and

        (d) if the payment of such dividend or the making of such expenditures shall or would decrease the earned surplus of the Corporation, computed in accordance with generally accepted accounting principles, to an amount less than one year's dividend requirements on all outstanding shares of Preferred Stock and on all shares of each class of stock having preference or priority over or ranking on a parity with the Preferred Stock as to dividends or assets and then outstanding. Earned surplus accumulated prior to November 30, 1964, out of which dividends may not be paid pursuant to subparagraph (a) of this Paragraph 1, may be included in calculating the earned surplus of the Corporation for the purposes of this subparagraph (d).

        For the purposes of the foregoing proviso, the terms (i) "consolidated net earnings of the Corporation", (ii) "consolidated net current assets of the Corporation", (iii) "net worth of the Corporation" and (iv) "subsidiary or subsidiaries" shall have the same meanings as provided in Paragraph 5 of Division A.

        2. Distribution of Assets: In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital, resulting in a distribution of its assets to its stockholders, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of the Preferred Stock the full preferential amounts to which they are entitled under the provisions of Paragraph 3 of Division A above, the holders of the Common Stock shall be entitled to receive as a class, pro rata, the remaining assets of the Corporation available for distribution to its stockholders.

        3. Voting Power: Except as provided in Paragraph 5 of Division A above or as required by the laws of the State of Delaware, the holders of the Common Stock shall, together with the holders of the Preferred Stock (neither class voting as a class), possess full voting power for the election of directors and all other purposes, and the holders of the Common Stock shall, subject to the provisions of the By-laws of the Corporation and of the laws of the State of Delaware relating to the fixing of the record date, be entitled to one (1) vote for each share held by them, respectively, for all purposes.

        FIFTH: The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000.00).

        SIXTH: The names and places of residence of the incorporators are as follows:

                    Names                  Residences
                    -----                  ----------
                S. H. Livesay              Wilmington, Delaware
                J. F. Cook                 Wilmington, Delaware
                A. D. Grier                Wilmington, Delaware

        SEVENTH: The Corporation is to have perpetual existence.

        EIGHTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation.

        NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

B. Said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

C. The capital of the Corporation will not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said AVCO DELTA CORPORATION has caused its corporate seal to be affixed and this certificate to be signed by A. E. Weidman, its Chairman of the Board of Directors, and Philip J. Cullen, its Secretary, this 14th day of April, 1971.

                                        AVCO DELTA CORPORATION

AVCO DELTA CORPORATION                  By  /s/ A. E. WEIDMAN
      INCORPORATED                         -----------------------------
      JULY 17, 1964                          A. E. Weidman, Chairman
     CORPORATE SEAL                          of the Board of Directors



      Attest:                           By  /s/ PHILIP J. CULLEN
                                          -------------------------------
                                             Philip J. Cullen,
                                             Secretary

STATE OF CALIFORNIA    )
                       ) SS.:
COUNTY OF ORANGE       )



        BE IT REMEMBERED, that on this 14th day of April, A.D. 1971, personally came before me, Earline Loop, a Notary Public, A. E. Weidman, Chairman of the Board of Directors of Avco Delta Corporation, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said A. E. Weidman, as such Chairman, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said Chairman and of the Secretary of said corporation to the said foregoing certificate are in the handwriting of the said Chairman and Secretary of said corporation, respectively; that the seal affixed to said certificate is the common or corporation seal of said corporation; and that the facts stated therein are true.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                        /s/ EARLINE M. LOOP
                                      ---------------------------------
                                                 Notary Public

                                      My Commission Expires


                                                [OFFICIAL SEAL
                                                EARLINE M. LOOP
                                            NOTARY PUBLIC, CALIFORNIA
                                                PRINCIPAL OFFICE IN
                                                LOS ANGELES COUNTY
                                        My Commission Expires July 28, 1974]

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------



        I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AGREEMENT OF MERGER (DELAWARE CORPORATIONS) OF "AVCO DELTA FINANCIAL CORPORATION" FILED IN THIS OFFICE ON THE FIFTH DAY OF MAY, A.D. 1971, AT 8:30 O'CLOCK A.M.


                          *  *  *  *  *  *  *  *  *  *






                                        /s/  MICHAEL RATCHFORD
                                        -------------------------------------
                     [LOGO]             Michael Ratchford, Secretary of State

                                        AUTHENTICATION: *3693508

923455205                                         DATE: 12/10/1992

        AGREEMENT AND LIQUIDATION AND MERGER

        AGREEMENT OF LIQUIDATION AND MERGER, dated this 30th day of April, 1971, between AVCO AND DELTA CORPORATION ("Delta"), a Delaware corporation, AVCO FINANCIAL SERVICES, INC. ("AFS"), a Delaware corporation, and AVCO CORPORATION ("Avco"), a Delaware corporation;

                         W I T N E S S E T H   T H A T:

        WHEREAS Avco acquired more than 90% of the outstanding shares of common and preferred stock of AFS in a taxable transaction which became effective on January 21, 1969 and has since acquired the remaining outstanding common shares of AFS;

        WHEREAS Avco wishes to acquire all of the assets of AFS in accordance with the provisions of Section 334(b)(2) of the Internal Revenue Code of 1954;

        WHEREAS AFS adopted a plan of liquidation on January 15, 1971 whereby its assets will be transferred either to Avco or to such of its subsidiaries or affiliates as Avco may direct, in complete cancellation of all of the outstanding common stock of AFS;

        WHEREAS Avco has heretofore directed that all assets of AFS to be received by it pursuant to the foregoing plan of liquidation, in complete cancellation of all of the outstanding common stock of AFS, be transferred to Delta, its wholly-owned subsidiary, and Delta has agreed to accept such assets;

        WHEREAS the respective Boards of Directors of Avco, Delta and AFS have agreed that the method to be used to accomplish the transfer of assets pursuant to the foregoing plan of liquidation shall be a satisfactory merger of AFS into Delta pursuant to the terms hereof;

        WHEREAS both Delta and AFS have 500,000 shares of common stock which are issued and outstanding;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1. AFS will be merged into Delta in accordance with the provisions of Section 251 of the General Corporation Law of Delaware, with Delta being the surviving corporation (the "Surviving Corporation").

        2. The Certificate of Incorporation of Delta, as in effect immediately prior to the merger, shall remain and continue to be the Certificate of Incorporation of the Surviving Corporation, except that Article First thereof shall be amended as of the effective date of the merger (the "Effective Date") to read as follows:

        "First: The name of the Corporation (hereinafter referred to as the Corporation) is AVCO FINANCIAL SERVICES, INC."

        3. The By-laws of Delta, as in effect immediately prior to the merger, shall remain and continue to be the By-laws of the Surviving Corporation, and Delta's present directors and officers shall continue to be the directors and officers of the Surviving Corporation.

        4.      On the Effective Date,

                (a) Each outstanding share of common stock of AFS shall be cancelled.

                (b) Each outstanding share of each class and series of preferred stock of AFS shall be changed and automatically converted into one preferred share of the same class and series of the Surviving Corporation, having the identical rights and preferences.

                (c) Each outstanding share of common stock of Delta shall be unaffected by the merger and the same shall continue and remain outstanding as common shares of the Surviving Corporation.

        5. The Effective Date of the merger shall be the date this Agreement is filed with the Secretary of State of the State of Delaware pursuant to Section 103 of the Delaware General Corporation Law.

        6. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of such parties.

        7. This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall continue one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized officers and their respective corporate seals to be affixed hereto, all as of the date and year first above written.


[SEAL]                             AVCO


Attest:                            By
                                     ------------------------------------
                                                    President

------------------------------
          Secretary


                                   AVCO DELTA CORPORATION


Attest:                            By
                                     ------------------------------------
                                                    President

------------------------------
      Assistant Secretary


[SEAL]                             AVCO FINANCIAL SERVICES, INC.


Attest:                            By
                                     ------------------------------------
                                                    President

------------------------------
         Secretary

        I, WILLIAM D. GAILLARD, Assistant Secretary of Avco Delta Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such assistant secretary and under the seal of the said corporation, that the Agreement to which this certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Avco Financial Services, Inc., a corporation of the State of Delaware, was duly adopted pursuant to section 228 of Title 8 of the Delaware Code of 1953 by the unanimous written consent of the stockholders holding all of the issued and outstanding shares of capital stock of the corporation having voting power, and said Agreement was thereby adopted as the act of the stockholders of said Avco Delta Corporation and is the duly adopted agreement and act of the said corporation.

        WITNESS my hand and the seal of said Avco Delta Corporation on this 30th day of April, 1971.



[Corporate Seal]                        /s/ WILLIAM D. GAILLARD
                                        ------------------------------------
                                        Assistant Secretary

        I, PHILIP J. CULLEN, Secretary of Avco Financial Services, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such secretary and under the seal of the said corporation, that the Agreement to which this certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Avco Delta Corporation, a corporation of the State of Delaware, was duly adopted pursuant to section 228 of Title 8 of the Delaware Code of 1953 by the written consent of the stockholders holding in excess of 90% of the issued and outstanding shares of the capital stock of the corporation having voting power, and written notice of adoption of the Agreement was given as provided in section 228 of Title 8 of the Delaware Code of 1953 to every stockholder entitled to such notice, and said Agreement was thereby adopted as the act of the stockholders of said Avco Financial Services, Inc. and is the duly adopted agreement and act of the said corporation.

        WITNESS my hand and the seal of said Avco Financial Services, Inc. on this 30th day of April, 1971.



[Corporate Seal]                        /s/ PHILIP J. CULLEN
                                        ------------------------------------
                                        Secretary

        THE ABOVE AGREEMENT, having been executed on behalf of each corporate party thereto, and having been adopted separately by each corporate party to the merger described therein, in accordance with the provisions of the General Corporation Law of the State of Delaware, and that fact having been certified on said Agreement by the Secretary or Assistant Secretary of each corporate party to the merger, the President or Chairman of the Board of Directors or each corporate party to the merger does now hereby execute the said Agreement and the Secretary or Assistant Secretary of each corporate party thereto does now hereby attest the said Agreement under the corporate seals of their respective corporations, as the respective act, deed and agreement of each of said corporations, on this 30th day of April, 1971.


                                        AVCO DELTA CORPORATION

[Corporate Seal]

                                        By              [SIG]
                                          ----------------------------------
                                                      President

Attest:

            [SIG]
--------------------------------
     Assistant Secretary

                                        AVCO FINANCIAL SERVICES, INC.

[Corporate Seal]

                                        By              [SIG]
                                          ----------------------------------
                                                      Chairman

Attest:

            [SIG]
--------------------------------
          Secretary

STATE OF CALIFORNIA     )
                        )    ss:
COUNTY OF ORANGE        )

        BE IT REMEMBERED that on this 30th day of April, 1971, personally came before me, a Notary Public in and for the County and State aforesaid, H. W. MERRYMAN, President of Avco Delta Corporation, a corporation of the State of Delaware, and he duly executed said Agreement before me and acknowledged the said Agreement to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said Agreement and attested by the Assistant Secretary of said corporation is the common or corporate seal of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                              /s/  CARMEN ARREDONDO
(Seal)                                  --------------------------------
                                                  Notary Public

STATE OF CALIFORNIA     )
                        )    ss:
COUNTY OF ORANGE        )

        BE IT REMEMBERED that on this 30th day of April, 1971, personally came before me, a Notary Public in and for the County and State aforesaid, A. A. WEIDMAN, Chairman of the Board of Directors of Avco Financial Services, Inc., a corporation of the State of Delaware, and he duly executed said Agreement before me and acknowledged the said Agreement to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said Agreement and attested by the Assistant Secretary of said corporation is the common or corporate seal of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                              /s/  CARMEN ARREDONDO
(Seal)                                  --------------------------------
                                                  Notary Public

                               BOOK Y113 PAGE 339                         12328

                               STATE OF DELAWARE



                                     [LOGO]


                          OFFICE OF SECRETARY OF STATE

                              --------------------

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF AVCO FINANCIAL SERVICES, INC. FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF MAY, A.D. 1988, AT 9 O'CLOCK A.M.


                          *  *  *  *  *  *  *  *  *  *



                              RECEIVED FOR RECORD

                               JUNE 20 A.D. 1988

                                     [NAME]

                                    RECORDER

                         $3.00 STATE DOCUMENT FEE PAID




                                        /s/  MICHAEL HARKINS
                                        -----------------------------------
            [SEAL]                      Michael Harkins, Secretary of State

                                        AUTHENTICATION:  11738371

          881520068                               DATE:  06/04/1988

                                                                  [F I L E D]
                                                                  May 31, 1988
                                                                     [sig]

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       of

                         AVCO FINANCIAL SERVICES, INC.



        It is hereby certified that:

        1. The name of the corporation (hereinafter called the "corporation") is Avco Financial Services, Inc.

        2. The certificate of incorporation of the corporation is hereby amended by adding Articles TENTH and ELEVENTH, as follows:

"TENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided, however, that this Article Tenth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of Delaware (as in effect and as hereafter amended), or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Tenth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment nor repeal of this Article Tenth nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Tenth shall eliminate or reduce the effect of this Article Tenth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Tenth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision."

"ELEVENTH: This Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        Signed and attested to on May 18, 1988.


                                        /s/ Herbert F. Smith
                                        -----------------------------
                                        Herbert F. Smith, Senior Vice
                                        President


Attest:


/s/ Laila B. Soares
--------------------------
Laila B. Soares, Assistant
Secretary




STATE OF        )
                )  SS:
COUNTY OF       )

        BE IT REMEMBERED that, on May 18, 1988, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Herbert F. Smith, Senior Vice President of Avco Financial Services, Inc. who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

        GIVEN under my hand on May 18, 1988.


[SEAL]                                     /s/  Marilyn L. Havens
                                        ------------------------------
                                                 Notary Public

                                   COMPOSITE

                          CERTIFICATE OF INCORPORATION

                                       of

                         AVCO FINANCIAL SERVICES, INC.


        AVCO FINANCIAL SERVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        FIRST: The name of the corporation (hereinafter referred to as the Corporation) is

                         AVCO FINANCIAL SERVICES, INC.

        SECOND: The Corporation's registered office in the State of Delaware is located at 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent at such address is The Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware.

        THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on by the Corporation are:

        (a) To engage in the business of loaning money with or without security and in any amount deemed advisable, for the purpose of earning interest on said loans, or otherwise, and to engage in the business of negotiating, guaranteeing, or endorsing loans in any amount with or without security for the purpose of charging fees therefore, or otherwise.

        (b) To engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One million five hundred thousand (1,500,000). Of said shares, Five hundred thousand (500,000) shall be of a class designated as Preferred Stock without par value and One million (1,000,000) shares shall be of a class designated as Common Stock with a par value of One Dollar ($1) each.

        The description of the Preferred Stock and Common Stock, and the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof are as hereinafter in this Article FOURTH set forth:

                       DIVISION A -- THE PREFERRED STOCK

        1. Series and Variations Between Series: The Preferred Stock may be issued from time to time in series as may from time to time be determined by resolution or resolutions of the Board of Directors of this Corporation, and the Board of Directors is hereby expressly vested with authority to provide by resolution or resolutions for the issue of the Preferred Stock in series with variations between series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be stated and expressed in such resolution or resolutions, including (but without limitation) one or more of the following particulars:

        (a) The designation of such series, which may be by distinguishing number, letter or title;

        (b) The rate (to be expressed in terms of dollars) at which dividends are to be payable and to accrue in respect of the shares of such series, hereinafter referred to as the "fixed dividend rate";

        (c) The amount (to be expressed in terms of dollars) payable in respect of the shares of such series, in addition to dividends accrued or in arrears, upon a voluntary liquidation, dissolution, winding up or reduction of capital of this Corporation, which amount in respect of any series may, but need not, vary according to the time or circumstances of such action, the amount or amounts so fixed as of any given time or for any given period being hereinafter sometimes referred to as the "fixed voluntary liquidation amount";

        (d) The amount (to be expressed in terms of dollars) payable in respect of the shares of such series, in addition to dividends accrued or in arrears, upon an involuntary liquidation, dissolution, winding up or reduction of capital of this Corporation, the amount so fixed being hereinafter sometimes referred to as the "fixed involuntary liquidation amount";

        (e) The amount, if any (to be expressed in terms of dollars), payable in respect of the shares of such series, in addition to dividends accrued or in arrears, in case of the redemption thereof, which amount in respect of any series may, but need not, vary according to the time or circumstances of such action, the amount or amounts so fixed as of any given time or for any given period being hereinafter sometimes referred to as the "fixed voluntary redemption price";

        (f) The right, if any, of the holders of shares of such series to convert the same into or exchange the same for shares of Common Stock of the Corporation, and the terms and conditions of such conversion or exchange;

        (g) The provisions, if any, for a sinking or purchase fund (including any fund or requirement for the periodic retirement of shares) with respect to the shares of such series;

Provided, however, that such variations shall not be inconsistent with the provisions of this Article Fourth applicable to all series of the Preferred Stock or with the laws of Delaware.

        If and whenever from time to time the Board of Directors shall determine to issue Preferred Stock of any series, it shall, prior to the issuance of any shares of each such series, by resolution or resolutions fix the terms of such series and shall cause the same to be set forth or summarized in the certificates therefor and to be set forth in such additional certificate or certificates, if any, as shall at the time be required by law.

        2. Dividends: The holders of the Preferred Stock of each series shall be entitled to receive, out of any funds of the Corporation lawfully available for dividends under the laws of the State of Delaware, if, when, and as declared by the Board of Directors in its discretion, preferential cumulative dividends in cash at the fixed dividend rate for such series and no more, payable quarterly as hereinafter provided, before any dividends shall be declared or paid upon, or set apart for, or other distribution shall be ordered or made in respect of the Common Stock. Such dividends on the Preferred Stock shall be payable on the tenth day of January, April, July and October in each year (the periods between such dates, commencing on such dates, being hereby designated as "dividend periods"). Dividends on all shares of each series shall be cumulative from the first day of the dividend period in which the first shares of such series shall have been originally issued, so that, if full cumulative dividends on all the outstanding Preferred Stock at the rate or rates aforesaid for all past dividend periods and also full cumulative dividends on such stock for the then current dividend period shall not have been paid thereon, or declared and a sum sufficient for the payment thereof set apart, the amount of the deficiency (but without interest thereon) shall be fully paid or dividends upon the Preferred Stock in such amount shall be declared and a sum sufficient for the payment thereof set apart before any dividends shall be declared or paid upon, or set apart for, or any other distribution shall be ordered or made in respect of the Common Stock and before any sums shall be paid or set apart for the redemption of less than all of the Preferred Stock then outstanding or for the purchase or retirement of any of the Preferred Stock or the Common Stock. In the event of the issue of additional shares of the Preferred Stock of any series subsequent to the date of the issue of the first shares of such series, all dividends paid on the Preferred Stock of such series prior to the issue of such additional shares and all dividends payable to the holders of record of Preferred Stock of such series of a date prior to such issue shall be deemed to have been paid in respect of the additional shares so issued. Any dividends paid upon the Preferred Stock in an amount less than full cumulative dividends accrued or in arrears upon all Preferred Stock outstanding shall, if more than one series be outstanding, be divided between the different series in proportion to the aggregate amounts which would be distributable to the Preferred Stock of each series if full cumulative dividends were declared and paid thereon.

        3. Liquidation Rights and Preferences: In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital, resulting in any distribution of its assets to its stockholders, the holders of each series of Preferred Stock shall be entitled to receive, for each share thereof, out of the assets of the Corporation, whether from capital, surplus or earnings, available for distribution to its stockholders, an amount equal to the fixed involuntary liquidation amount applicable to each share of such series if such liquidation, dissolution, winding up or reduction of capital shall have been involuntary, and equal to the then current fixed voluntary liquidation amount applicable to each share of such series if such liquida-tion, dissolution, winding up or reduction of capital shall have been voluntary, together in each case with an amount equal to all dividends accrued or in arrears thereon, whether or not earned, before any distribution of assets of the Corporation shall be made to the holders of the Common Stock; but the holders of the Preferred Stock shall be entitled to no further participation in such distribution. If, upon any such liquidation, dissolution, winding up or reduction of capital, the assets of the Corporation, distributable as aforesaid among the holders of the Preferred Stock, shall be insufficient to permit of the payment to them of the full preferential amounts aforesaid, then the entire assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amounts to which they are respectively entitled. As used herein, the expression "dividends accrued or in arrears" means, in respect of each share of the Preferred Stock, an amount equal to the fixed dividend rate per annum for such share (without interest thereon), from the date from which cumulative dividends commenced to accrue in respect to such share to the date as of which the computation is to be made, less the aggregate amount (without interest) of all dividends theretofore paid (or deemed to have been paid) thereon, or declared and set aside for payment in respect thereof. A consolidation or merger of the Corporation with any other corporation or corporations shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Paragraph 3, unless such consolidation or merger shall substantially impair the rights and preferences of the Preferred Stock, in which event it shall be considered as a voluntary liquidation; nor shall any purchase or redemption of Preferred Stock or the purchase of Common Stock in any manner herein authorized or permitted be considered as a reduction of capital within the meaning of this Paragraph 3.

        4. Redemption and Purchase of Preferred Stock: The Corporation may, at its option, expressed by resolution of its Board of Directors, or for the purposes of the sinking or purchase fund for any series, at any time or from time to time redeem the whole or any part of the Preferred Stock, or the whole or any part of any series thereof, at a price for each share so to be redeemed equal to the sum of the then current fixed voluntary redemption price applicable to such share if such redemption be voluntary at the option of the Corporation, or, in the case of any redemption for the purposes of any sinking or purchase fund, at the then applicable sinking or purchase fund redemp-tion price as provided in the resolution or resolutions of the Board of Directors providing for a sinking or purchase fund for such series of the Preferred Stock, plus, in any case, all dividends accrued or in arrears thereon, whether or not earned. Notice of the intention of the Corporation to redeem shares of the Preferred Stock and of the date and place of redemption shall be given by the Corporation by mailing a copy of such notice at least forty-five (45) days prior to the date fixed for such redemption to the holders of record of the Preferred Stock to be redeemed at their respective addresses appearing on the books of the Corporation. If less than all shares of any series of the Preferred Stock is to be redeemed as herein provided, the redemption shall be made in such amount, at such place, by such method, either by lot or pro rata, and subject to such provisions of convenience as shall, from time to time, be provided by the By-laws of the Corporation or be determined by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in providing moneys at the time and place specified for the payment of the redemption price pursuant to said notice, all dividends of the shares of Preferred Stock thereby called for redemption shall cease to accrue; and, from and after the date so fixed (unless default be made as aforesaid) or from and after the date of the earlier deposit by the Corporation in a special account with a solvent bank or trust company of funds sufficient for such redemption (a statement of the intention so to deposit having been included in said notice), all rights of the holders of said shares of Preferred Stock so called for redemption as stockholders of the Corporation, except only (a) the right to receive the redemption price, or (b) if such shares shall be convertible into Common Stock, the right to convert such shares into shares of Common Stock prior to the close of business on the date fixed for such redemption, shall cease and determine, and such shares shall be deemed no longer to be outstanding. Any moneys so deposited for the purpose of said redemption and not required therefor because of the conversion of the shares of Preferred Stock for the redemption of which said moneys were deposited, shall forthwith, upon demand by the Corporation after the redemption date, be paid by the depositary to the Corporation, and any other moneys deposited for such redemption which shall remain unclaimed by the holders of such Preferred Stock at the end of six (6) years after the redemption date, shall, at the conclusion of such six-year period, be paid by the depositary to the

Corporation, in either case together with any interest thereon that shall have been allowed by the bank or trust company with which the deposit shall have been made. No redemption of Preferred Stock, as herein provided, shall be made or ordered unless full cumulative dividends at the applicable fixed dividend rate or rates hereinabove specified, upon all Preferred Stock then outstanding which is not to be redeemed from the date upon which dividends thereon became cumulative to the end of the then current dividend period shall have been paid (or deemed to have been paid) or declared and a sum sufficient for the payment thereof set apart.

        So long as (a) all cumulative dividends on the Preferred Stock are paid or declared and set apart for payment for all past dividend periods, and the dividend is either paid or declared and set apart for payment for the current dividend period, (b) all funds at the time required to be paid or set apart for the sinking or purchase funds, if any, provided by resolution or resolutions of the Board of Directors for any series of Preferred Stock have been paid or set apart, and (c) the Corporation shall not be otherwise in default as provided in this Article Fourth, then, and in such events, the Corporation shall have the right at any time, or from time to time, to purchase out of funds legally available for such purpose, Preferred Stock, either at public or private sale, at not exceeding the then current fixed voluntary redemption price applicable to such shares, plus accrued dividends and plus an amount equal to the usual and customary brokerage commissions payable in connection with the purchase thereof; provided, however, that the foregoing restrictions shall not be applicable to prevent the Corporation from utilizing any funds then set apart for any sinking or purchase fund for the purchase of Preferred Stock; and provided, further, that, so long as any shares of Preferred Stock remain outstanding, the Corporation shall not purchase or retire any shares of Common Stock or any shares of any class of stock, whether now or hereafter authorized, ranking in payment of dividends or distribution of assets subordinate to the Preferred Stock unless required by law in connection with corporate action, except as authorized or permitted by the provisions of Paragraph 1 of Division B hereof.

        Shares of Preferred Stock redeemed or purchased, or otherwise acquired by the Corporation, may be cancelled and retired or shall retain the status of authorized shares.

        5. Voting Rights and Restrictions on Certain Corporate Action: Except as hereinafter in this Paragraph 5 expressly provided, the holders of the Preferred Stock shall, together with the holders of the Common Stock (neither class voting as a class), possess full voting rights for the election of directors and for all other purposes, and for such purposes the holders of the Preferred Stock shall, subject to the provisions of the By-laws of the Corporation and of the statutes of the State of Delaware relating to the fixing of the record date, be entitled to one vote for each share held by them respectively.

        Anything hereinbefore to the contrary notwithstanding, in case at any time the Corporation shall fail to declare and pay or declare and set apart for payment in full any quarter yearly dividend on any shares of Preferred Stock and shall not, on or before the fourth succeeding quarter yearly dividend payment date, have paid or declared and set apart for payment in full such dividend, and also all subsequently accruing dividends on all the outstanding Preferred Stock, then the holder of the Preferred Stock shall, thereupon, have the right, voting as one class to the exclusion of the holders of the Common Stock, by plurality vote, to elect such number of directors of the Corporation as shall constitute one-third of the entire number of directors the Corporation is then authorized to have (any fraction less than one-half to be disregarded and any fraction of one-half or more to be considered as one), and such right shall continue (and may be exercised at any annual or other meeting of stockholders for the election of Directors) until all accrued dividends on the Preferred Stock shall have been paid or declared and set apart for payment; and, during the continuance of such right of the Preferred stockholders, the holders of the Common Stock, voting as another class to the exclusion of the Preferred stockholders, shall have the right, by plurality vote, to elect the remaining members of the Board of Directors. The term of office of all persons who may be Directors of the Corporation at any time when such rights shall accrue to the holders of the Preferred Stock shall terminate upon the election (followed by qualification) of their successors at a special meeting of the stockholders of the Corporation, which shall be held, at any time after the accrual of such right, upon the notice provided in the By-laws of the Corporation for the annual meeting of the stockholders, at the request in writing of the holders of record of at least five per cent (5%) of the number of shares of Preferred
Stock then outstanding. In default of the calling of said meeting by a proper officer of the Corporation, within thirty (30) days after the making of such request, such meeting may be called on like notice by the holders of record of at least five per cent. (5%) of the Preferred Stock, for which pur-pose such Preferred stockholders shall have the right to have access to the stock books of the Corporation. If such special meeting be not called prior to the next annual meeting, the Preferred stockholders, voting as one class to the exclusion of the holders of the Common Stock shall be entitled to elect at such annual meeting a number of the Directors of the Corporation as above provided, and the Common stockholders, as a second class, shall be entitled to elect the remaining Directors as such annual meeting unless previous thereto all such dividend defaults shall have been cured. Upon the termination at any time of such right of the Preferred stockholders to elect Directors, the term of office of all Directors then in office shall end upon the election (followed by qualification) of their successors by the Preferred stockholders and the Common stockholders, voting together but not by classes, which election may be held on like notice at a special meeting of the stockholders called at the request in writing of the holders of record of a least fie per cent. (5%) of the number of shares of the Corporation then outstanding or, if such special meeting is not called prior to the next annual meeting, at such next annual meeting; and such special meeting may be called by the holders of record of at least five per cent. (5%) of the outstanding shares, if not called promptly by a proper officer of the Corporation upon such request, for which purpose such holders shall have access to the stock books of the Corporation.

        In addition to any other approvals or consents herein required, or required by the laws of the State of Delaware, the Corporation shall not, without the consent of the holders of record of at least two-thirds of the shares of Preferred Stock of the Corporation at the time outstanding, given either by their affirmative vote as a separate class at a meeting called for that purpose or in writing without a meeting,

                (a) authorize any stock or class of stock or obligation or security convertible into stock having priority or preference over, or ranking on a parity with, the Preferred Stock as to dividends or assets, or authorize any additional Preferred Stock; or

                (b) amend the provisions hereof or of any resolution or resolutions adopted by the Board of Directors pursuant to the provisions of Paragraph 1 of this Division A so as to affect adversely any of the preferences or other rights given to the Preferred Stock; provided, however, that if any such amendment would affect adversely one or more, but not all, series of Preferred Stock at the time outstanding, the consent of the holders of record of at least two-thirds of the shares of each such series so affected, similarly given, each voting as a separate series, shall be required in lieu of the consent of the holders of record of two-thirds of the shares of Preferred Stock voting as a class; or

        (c) issue any shares of Preferred Stock, provided that no such consent for issue of shares of the Preferred Stock either of any outstanding series or of any new series shall be required if, (i) prior to the issue thereof and prior to the adoption of the resolution of the Board of Directors authorizing each such additional issue of Preferred Stock, the President or Treasurer of the Corporation shall have certified to said Board, and each such resolution shall declare it to be the opinion of the Board of Directors, that the consolidated net earnings of the Corporation (as hereinafter defined) for a period of twelve (12) consecutive calendar months out of the fifteen (15) consecutive calendar months immediately preceding the month in which the issuance of additional shares of Preferred Stock is authorized, shall have been equal to at least three (3) times the annual dividend requirements on all shares of Preferred Stock then outstanding, and on any shares of any class of stock having preference or priority over or ranking on a party with the Preferred Stock as to dividends and/or assets, and on the shares of Preferred Stock proposed to be issued; (ii) immediately after the issue thereof the net worth of the Corporation (as hereinafter defined) shall be in excess of 200% of the fixed involuntary liquidating amount of each share of Preferred Stock then outstanding and of each share of any class of stock having preference or priority over or ranking on a parity with the Preferred Stock as to dividends or assets and of each share of Preferred Stock proposed to be issued; (iii) immediately after the issue thereof the consolidated net current assets of the Corporation (as hereinafter defined) shall be in excess of 150% of the fixed involuntary liquidating amount of each share of Preferred Stock then outstanding and of each share of any class of stock having preference or priority over or ranking on a parity with the Preferred Stock as to dividends or assets and of each share of Preferred Stock proposed to be issued; and (iv) full cumulative dividends for all past dividend periods and the then current dividend period on the Preferred Stock shall have been paid or declared and set apart for payment; or

        (d) merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or substantially all of its assets if such transaction would affect adversely any of the preferences or other rights of the Preferred Stock or the holders thereof, except that the corporation may merge or consolidate, or sell or dispose of all or substantially all of its assets, provided that (i) the Corporation shall be the continuing or surviving corporation, or the successor or acquiring corporation shall be organized under the laws of any state of the United States of America, and (ii) the Corporation as the continuing or surviving corporation or the successor or acquiring corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or other disposition, be in default under any of the provisions of this Paragraph 5; and (iii) the surviving corporation, in the event of a consolidation or merger, will be a corporation primarily engaged in the finance business.

        Provided, however, that the exercise by the holders of the Preferred Stock of their right to vote, as a class, upon any of the matters set forth in subparagraphs (a) through (d) above shall not limit their general rights to vote upon such matters, or any of them, together with the holders of the Common Stock, neither class voting as a class.

        The term "consolidated net earnings of the Corporation", as used herein and in Paragraph 1 of Division B hereof, means the net income of the Corporation and its finance and insurance subsidiaries available for dividends for the period in question, calculated to a date not earlier than the last day of the fourth calendar month preceding the month in which the contemplated action requiring the computation of consolidated net earnings is to be authorized, as shown by a consolidated income statement prepared in accordance with generally accepted accounting principles, duly certified or verified by the President or the Treasurer of the Corporation or by the principal accounting officer of the Corporation or by a firm of independent certified public accountants (who may be the regular accountants of the Corporation) approved by the Board of Directors of the Corporation, and said Board shall be fully protected in relying in good faith thereon; provided, however, that, for the purposes of this Paragraph 5 only, each computation of consolidated net earnings may include, in the discretion of the Corporation, the results of operations of finance or insurance subsidiaries for the period in question applicable to stock of such subsidiaries about to be acquired and which are to be owned by the Corporation at the time of the taking, or as a result, of the proposed action in connection with which consolidated net earnings are to be ascertained; and provided, further, that, for the purposes of this Paragraph 5 only, the Corporation shall be entitled to (but need not) include in the total gross income and the total operating expenses of itself or its finance or insurance subsidiaries the results of the operation of any finance or insurance business previously operated by others, notwithstanding that such finance or insur-ance business shall have been or is about to be acquired by it or a finance or insurance subsidiary during or subsequent to the period for which consolidated net earnings are being computed, if such property is about to be acquired and is to be owned by the Corporation or a finance or insurance subsidiary at the time of the taking, or as a result, of the proposed action in connection with which consolidated net earnings of the Corporation are to be ascertained, but in any such event the results of such operation for the whole of such period shall be included as nearly as may be possible in the same manner as if such business had been operated during such period by the Corporation or such subsidiary.

        The term "net worth of the Corporation", as used herein and in Paragraph 1 of Division B hereof, means the aggregate of the consolidated assets of the Corporation and its finance and insurance subsidiaries, exclusive of deferred charges (other than prepaid interest and taxes) and intangibles, including, but not in limitation, good will, trade marks, trade names, patents and all other intangibles, of the Corporation and its subsidiaries, less the aggregate of its and their consolidated liabilities, excluding capital and surplus, all computed in accordance with generally accepted accounting principles as of a date not earlier than the last day of the fourth calendar month preceding the month in which the contemplated action requiring the computation of the net worth of the corporation is to be authorized.

        The term "consolidated net current assets of the Corporation", as used herein and in Paragraph 1 of Division B hereof, means the net current assets of the Corporation and its finance and insurance subsidiaries as of a date not earlier than the last day of the fourth calendar month preceding the month in which the contemplated action requiring the computation of consolidated net current assets is to be authorized, as determined in accordance with generally accepted accounting principles by deducting from the value of the cash, notes and accounts receivable (less reserves), and marketable securities (taken at cost or market value, whichever is less), all liabilities of the Corporation and its subsidiaries other than capital and surplus.

        The term "subsidiary or subsidiaries", as used herein and in Paragraph 1 of Division B hereof, means any corporation of which the Corporation owns, either directly or indirectly through one or more subsidiaries, more than 50% of the stock having ordinary voting power for the election of directors; the term "finance subsidiary" shall mean any subsidiary substantially all of the business of which shall be the acquisition and holding of notes, receivables and other obligations; and the term "insurance subsidiary" shall mean any subsidiary substantially all of the business of which shall be the insuring or reinsuring of life insurance risks, accident and health risks, and multiple line risks, and of acting as agent for the procuring of any such insurance business.

                           Division B -- Common Stock

        1. Dividend Rights: After full cumulative dividends for all past dividend periods and the then current dividend period on the Preferred Stock shall have been paid or declared and set apart for payment in accordance with Paragraph 2 of Division A above, and after all funds at the time required to be paid or set apart to provide for any purchase or sinking fund or funds which may be prescribed pursuant to subparagraph (g) of Paragraph 1 of Division A above by resolution or resolutions of the Board of Directors with respect to any series of Preferred Stock have been so paid or set apart, dividends may be paid out of any funds lawfully available therefor upon the Common Stock and upon any class of stock ranking as to dividends or assets subordinate to the Preferred Stock if, when and as declared by the Board of Directors in its discretion, and shares of any outstanding class of stock of the Corporation ranking as to dividends or assets subordinate to the Preferred Stock may be purchased, acquired, redeemed or retired by the Corporation; provided that, so long as any shares of Preferred Stock are outstanding, no dividends (other than a dividend payable in stock of any class ranking as to dividends and assets subordinate to the Preferred Stock) shall be paid on any stock other than the Preferred Stock and no expenditure on account of the purchase, acquisition, redemption or other retirement (except in exchange for other shares of stock, by conversion or otherwise, of the Corporation or from the proceeds of the issue and sale of shares of any class of stock ranking as to dividends and assets subordinate to the Preferred Stock) of any outstanding stock of the Corporation, other than the Preferred Stock, shall be made

        (a) if the aggregate amount of payments for all dividends on and expenditures for the purchase, acquisition, redemption, or retirement of any class of stock ranking subordinate to the Preferred Stock as to dividends or assets (including the payment or expenditure then to be made but excluding dividends paid in stock ranking subordinate to the Preferred Stock in both the foregoing respects and after deducting from such expenditures any amounts received by the corporation from the issue and sale of any class of stock ranking subordinate to the Preferred Stock as to dividends and assets) made subsequent to November 30, 1964, shall exceed the consolidated net earnings of the Corporation from and after November 30, 1964, after deducting therefrom all dividends on the Preferred Stock and all dividends on any class of stock having preference or priority over or ranking on a parity with the Preferred Stock either as to dividends or assets.

        (b) if the payment of such dividend or the making of such expenditures shall or would thereby decrease the consolidated net current assets of the Corporation below an amount equal to 150% of the fixed involuntary liquidating amount of each share of Preferred Stock then outstanding and of each share of any class of stock having preference or priority or ranking on a parity with Preferred Stock as to dividends and assets and then outstanding;

        (c) if the payment of such dividend or the making of such expenditures shall or would thereby decrease the net worth of the Corporation below an amount equal to 200% of the fixed involuntary liquidating amount of each share of Preferred Stock then outstanding and of each share of any class of stock having preference or priority over or ranking on a parity with the Preferred Stock as to dividends and assets and then outstanding; and

        (d) if the payment of such dividend or the making of such expenditures shall or would decrease the earned surplus of the Corporation, computed in accordance with generally accepted accounting principles, to an amount less than one year's dividend requirements on all outstanding shares of Preferred Stock and on all shares of each class of stock having preference or priority over or ranking on a parity with the Preferred Stock as to dividends or assets and then outstanding. Earned surplus accumulated prior to November 30, 1964, out of which dividends may not be paid pursuant to subparagraph (a) of this Paragraph 1, may be included in calculating the earned surplus of the Corporation for the purposes of this subparagraph (d).

        For the purposes of the foregoing proviso, the terms (i) "consolidated net earnings of the Corporation", (ii) "consolidated net current assets of the Corporation", (iii) "net worth of the Corporation" and (iv) "subsidiary or subsidiaries" shall have the same meanings as provided in Paragraph 5 of Division A.

        2. Distribution of Assets: In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital, resulting in a distribution of its assets to its stockholders, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of the Preferred Stock the full preferential amounts to which they are entitled under the provisions of Paragraph 3 of Division A above, the holders of the Common Stock shall be entitled to receive as a class, pro rata, the remaining assets of the Corporation available for distribution to its stockholders.

        3. Voting Power: Except as provided in Paragraph 5 of Division A above or as required by the laws of the State of Delaware, the holders of the Common Stock shall, together with the holders of the Preferred Stock (neither class voting as a class), possess full voting power for the election of directors and all other purposes, and the holders of the Common Stock shall, subject to the provisions of the By-laws of the Corporation and of the laws of the State of Delaware relating to the fixing of the record date, be entitled to one (1) vote for each share held by them, respectively, for all purposes.

        FIFTH: The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000.00).

        SIXTH: The names and places of residence of the incorporators are as follows:

        S. H. Livesay                   Wilmington, Delaware
        J. F. Cook                      Wilmington, Delaware
        A. D. Grier                     Wilmington, Delaware

        SEVENTH:  The Corporation is to have perpetual existence.

        EIGHT: In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation.

        NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, we, the undersigned, being all of the incorporators hereinabove named, have hereunto set our hands and seals this 17th day of July,
A. D. 1964.


                                            S. H. Livesay               (L.S.)
                                        --------------------------------------

                                            J. F. Cook                  (L.S.)
                                        --------------------------------------

                                            A. D. Grier                 (L.S.)
                                        --------------------------------------

STATE OF DELAWARE       )
                        )    SS.
COUNTY OF NEW CASTLE    )


        BE IT REMEMBERED that on this 17th day of July, A. D. 1964, personally came before me, a Notary Public in and for the State of Delaware, S. H. Livesay, J. F. Cook, and A. D. Grier, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and they did severally acknowledge the said certificate to be the act and deed of the signers, respectively, and that the facts therein stated are truly set forth.

        GIVEN under my hand and seal of office the day and year aforesaid.



                                                 Howard K. Webb
                                        ---------------------------------
                                                 Notary Public

             HOWARD K WEBB
             NOTARY PUBLIC
        APPOINTED JUNE 27, 1964
           STATE OF DELAWARE
             TERM 2 YEARS